Exhibit 32.2
Certification of CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Apartment Investment and Management Company (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Robertson, as Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David Robertson David Robertson
President, Chief Investment Officer
and Chief Financial Officer
October 30, 2009